Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Xunna Information Technology Inc the "Company" on Form 10-Q for the period ended December 31, 2012 has filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xiangying Meng, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 28, 2013

/s/ Xiangying Meng
Xiangying Meng Chief Executive Officer and Chief Financial Officer Principal Executive Officer and Principal Financial Officer